SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of July 9, 2018 (this “Supplemental Indenture”) among CLEAN HARBORS, INC., a Massachusetts corporation (the “Issuer” or the “Company”), the Guarantors (as defined in the Indenture referred to below) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of July 30, 2012 (the “Base Indenture”), as supplemented by Supplemental Indentures dated as of January 3, 2013, September 18, 2013, April 15, 2015, January 1, 2016, July 12, 2016, July 13, 2016, August 5, 2016, February 3, 2017 and February 23, 2018 (the “Existing Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), providing for the issuance of 5.25% Senior Notes due 2020 of the Company (the “Securities”);

WHEREAS, this Supplemental Indenture is being executed pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement, dated June 19, 2018 (collectively, the “Offer to Purchase”), and the related Letter of Transmittal and Consent;

WHEREAS, Section 9.2 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture “with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities”, subject to certain exceptions specified in Section 9.2 of the Indenture;

WHEREAS, the parties hereto are entering into this Supplemental Indenture to (i) eliminate certain definitions and references to definitions contained in Sections 1.1 and 1.2, respectively, of the Indenture; (ii) amend Sections 3.1 and 3.3 of the Indenture to reduce the required number of days in advance of a redemption date by which notice of a redemption is required to be given by the Company to the Trustee and the Holders; (iii) eliminate certain restrictive covenants contained in Article Four of the Indenture; (iv) eliminate certain conditions to mergers, consolidations and sales of assets contained in Section 5.1 of the Indenture; (v) eliminate certain Events of Default contained in Section 6.1 of the Indenture; and (vi) eliminate all references in the Indenture or the Securities to sections to be eliminated in accordance with the preceding clauses (i), (ii), (iii), (iv) and (v) (collectively, the “Amendments”);

WHEREAS, the Amendments described in the preceding paragraph require the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities;

WHEREAS, the execution and delivery of this Supplemental Indenture and the adoption of the Amendments by the Company, the Guarantors and the Trustee have been authorized by the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture by the Company and the Guarantors have been authorized by resolutions of their Boards of Directors or Managers, and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken (subject to the provisions of Section 6 hereof with respect to the future effectiveness of this Supplemental Indenture), and the execution and delivery of this Supplemental Indenture and the Amendments have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

SECTION 1.   Definitions.

(a)As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

(b)The definitions of all terms defined in Section 1.1, and the references to other definitions set forth in Section 1.2 of the Indenture that appear only in Section 4.3, 4.4, 4.6, 4.7, 4.10, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 5.1, 6.1(iii) or 6.1(v) of the Indenture are hereby deleted from Section 1.1 or Section 1.2, as the case may be.

SECTION 2. Amendment of Sections 3.1 and 3.3 of the Indenture.

(a) The number “45” contained in the second sentence of Section 3.1 of the Indenture, entitled “Notices to Trustee”, is hereby amended to read “10.”

(b) The first paragraph of Section 3.3 of the Indenture, entitled “Notice of Redemption”, is hereby amended and restated to read in its entirety as follows:

“Section 3.3  Notice of Redemption.  At least three (3) days but not more than sixty (60) days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address.”

SECTION 3. Elimination of Certain Provisions of Article Four of the Indenture.

(a)Section 4.3 of the Indenture, entitled “Limitation on Restricted Payments”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(b)Section 4.4 of the Indenture, entitled “Limitation on Incurrence of Additional Indebtedness”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(c)Section 4.6 of the Indenture, entitled “Payment of Taxes and Other Claims”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(d)Section 4.7 of the Indenture, entitled “Maintenance of Properties and Insurance”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(e)Section 4.10 of the Indenture, entitled “Reports to Holders”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(f)Section 4.12 of the Indenture, entitled “Limitation on Transactions with Affiliates”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(g)Section 4.13 of the Indenture, entitled “Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(h)Section 4.14 of the Indenture, entitled “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(i)Section 4.15 of the Indenture, entitled “Limitation on Issuances of Guarantees by Restricted Subsidiaries”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(j)Section 4.17 of the Indenture, entitled “Change of Control”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(k)Section 4.18 of the Indenture, entitled “Limitation on Asset Sales”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(l)Section 4.19 of the Indenture, entitled “Future Guarantors”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

SECTION 4. Elimination of Certain Provisions of Article Five of the Indenture.

(a)Clauses (a)(ii) and (a)(iii) of Section 5.1 of the Indenture are hereby deleted in their entirety, together with any references thereto in the Indenture or the Securities.

SECTION 5. Elimination of Certain Provisions of Article Six of the Indenture.

(a)Clause (iii) of Section 6.1 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(b)Clause (v) of Section 6.1 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

SECTION 6. Effectiveness of the Supplemental Indenture.

(a)This Supplemental Indenture and the Amendments will come into full force and effect automatically (without any further act by any Person) upon written notice to the Trustee by the Company that it has accepted for purchase, and paid for, all Securities validly tendered (and not validly withdrawn) on or prior to the “Withdrawal Date” as defined in the Company’s Offer to Purchase.

SECTION 7. Miscellaneous.

(a)Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

(b)This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(c)Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

(d)The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

(e)The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

(f)The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CLEAN HARBORS, INC.

By: /s/ Michael Battles
Name: Michael Battles
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS ES INDUSTRIAL SERVICES, INC. CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.

[Signature Page to Supplemental Indenture]

CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WICHITA, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
EMERALD SERVICES, INC.
GSX DISPOSAL, LLC
HILLIARD DISPOSAL, LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
MURPHY’S WASTE OIL SERVICE INC.
ROEBUCK DISPOSAL, LLC
ROSEMEAD OIL PRODUCTS, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
THERMO FLUIDS INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.

By: /s/ Michael Battles
Name:    Michael Battles
Title:    Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By: /s/ Michael McDonald
Name:    Michael McDonald
Title:    President

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By: /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature Page to Supplemental Indenture]